EXHIBIT 5.1

October 12, 2011

Kohl’s Corporation

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

RE: Registration Statement on Form S-3 Filed by Kohl’s Corporation

Ladies and Gentlemen:

We have acted as counsel to Kohl’s Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Under the Registration Statement, the Company may offer and sell from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”): (i) the Company’s debt securities, in one or more series, consisting of notes, debentures, bonds and other evidences of indebtedness (the “Debt Securities”), (ii) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), (iii) shares of preferred stock of the Company, in one or more series (the “Preferred Stock”), which may be issued in the form or depositary shares evidenced by depositary receipts (the “Depositary Shares”) and (iv) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock. The Debt Securities, Preferred Stock, the Depositary Shares, the Common Stock and the Warrants are collectively referred to as the “Securities.” With your permission, all assumptions herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the Prospectus Supplements. The Debt Securities will be issued pursuant to and governed by an amended and restated indenture, dated as of December 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York (the “Trustee”) and one or more supplemental indentures to be entered into between the Company and Trustee (together, the “Indenture”). The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a financial institution identified therein (each, a “Warrant Agent”).

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October 12, 2011

In our capacity as counsel to the Company, we have: (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company (including, without limitation, the Indenture), such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Each series of Debt Securities will be duly authorized, validly issued and constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, when (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of such Debt Securities and to establish the terms and conditions thereof in accordance with the Indenture and applicable law, which corporate action shall remain in full force and effect at all times at which the Debt Securities of such series are offered and sold by the Company; (ii) the necessary supplemental indenture to the Indenture (each, a “Supplemental Indenture”) shall have been duly authorized, executed and delivered by the Company and the Trustee; (iii) the Debt Securities of such series shall have been issued in the form and containing the terms described in the Registration Statement, any applicable Prospectus Supplements, the Indenture, any applicable Supplemental Indenture and the corporate action; and (iv) the Debt Securities of such series shall have been duly authenticated, executed and delivered in accordance with the Indenture against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered.

The Common Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of the Common Stock in accordance with the Company’s articles of incorporation, as amended (the “Articles of Incorporation”) and applicable law, which corporate action shall remain in full force and effect at all times at which such Common Stock is offered and sold by the Company; and (ii) certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

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October 12, 2011

Each series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of such Preferred Stock and to establish the terms and conditions thereof in accordance with the Articles of Incorporation and applicable law, which corporate action shall remain in full force and effect at all times at which such Preferred Stock is offered and sold by the Company; (ii) articles of amendment to the Articles of Incorporation establishing the designations, preferences and rights of the series of Preferred Stock being issued and delivered have been duly filed with the Wisconsin Department of Financial Institutions; and (iii) the certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof against payment of the agreed consideration thereof in accordance with the applicable underwriting, purchase or similar agreement.

The Depositary Shares will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of the Depositary Shares in accordance with the Articles of Incorporation and applicable law, which action shall remain in full force and effect at all times at which such Depositary Shares are offered and sold by the Company; and (ii) depositary receipts shall have been duly delivered in accordance with the terms of a deposit agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock.

Each series of Warrants will be duly authorized and constitute the valid and binding obligations of the Company when: (i) a Warrant Agreement relating to such Warrants shall have been duly authorized, executed and delivered by the Company and the Warrant Agent or Agents thereunder; (ii) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof in accordance with the Articles of Incorporation and applicable law, which action shall remain in full force and effect at all times at which such Warrants are offered and sold by the Company; (ii) any and all actions required under the Indenture, the applicable Supplemental Indenture, the Wisconsin Business Corporation Law (the “WBCL”) or the depositary agreement to validly issue the Securities issuable upon exercise of the Warrants shall have been taken; and (iv) such Warrants shall have been duly executed and authenticated or countersigned as provided in the Warrant Agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

The foregoing opinions are limited to the laws of the United States, the State of Wisconsin and the State of New York, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters

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October 12, 2011

expressly stated herein. The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof. Our opinions are also subject to the following exceptions, limitations and qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; (ii) the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) we express no opinion concerning the enforceability of: (a) provisions providing for indemnification, exculpation or contribution; (b) the waiver of rights or defenses contained in Section 6.15 of the Indenture; (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (d) provisions imposing liquidated damages, default interest, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (e) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; and (iv) we express no opinion with respect to: (a) provisions for exclusivity, election or cumulation of rights or remedies; (b) provisions authorizing or validating conclusive or discretionary determinations; or (c) compliance with laws relating to permissible interest rates.

The foregoing opinions assume that, at or prior to the time of delivery of any such Security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) any necessary Prospectus Supplement with respect to such Security shall have been timely filed with the Commission and any required exhibits shall have been timely filed with the Commission in an amendment to the Registration Statement or with a Current Report on Form 8-K; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and is a valid and binding obligation of the Trustee, and any Supplemental Indenture and any Warrant Agreement or deposit agreement shall have been duly authorized, executed and delivered by all parties thereto and will be valid and binding obligations of the parties thereto, other than the Company; (iv) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended; and (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement. In giving this consent, we do not admit that we are experts within the

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meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required under Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.